                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                March 20, 1997
               Date of Report (Date of earliest event reported)

                            AMSOUTH BANCORPORATION
            (Exact name of registrant as specified in its charter)



     Delaware                         1-7476                   63-0591257
(State or other jurisdiction   (Commission File Number)      (IRS Employer
of incorporation)                                          Identification No.)


                              AmSouth-Sonat Tower
                             1900 5th Avenue North
                          Birmingham, Alabama  35203
         (Address, including zip code, of principal executive office)

                                (205) 320-7151
              (Registrant's telephone number,including area code)
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Item 5.   Other Events.

          AmSouth Bancorporation ("AmSouth") is filing this Current Report on Form 8-K to report the following:

          On March 20, 1997, AmSouth issued a press release announcing the approval of the Board of Directors of (a) a three-for-two stock split in the form of a stock dividend in which each holder will receive one-half share of common stock for each share held, payable April 30, 1997 to shareholders of record on April 4, 1997 and (b) the approval of the repurchase of up to four million shares of AmSouth Common Stock (six million shares on a post-split basis) over the next two years. A copy of the press release is attached hereto.

          A pro forma schedule showing the effect of the three-for-two stock split on selected financial data from the last five years is set forth below.



                            AmSouth Bancorporation
              Selected Pro Forma Financial Data Per Common Share
                   Assuming Three-for-Two Common Stock Split



                             1996*   1996   1995   1994   1993   1992
                             -----------------------------------------
Earnings per common share
 As reported                 $3.50   $3.23  $3.00  $2.25  $2.89  $2.50
 Pro forma                    2.33    2.15   2.00   1.50   1.93   1.67

Cash dividends declared
 As reported                  1.62    1.62   1.54   1.43   1.22   1.07
 Pro forma                    1.08    1.08   1.03   0.95   0.81   0.71

*Excludes one-time assessment with respect to deposits assessable by the Savings Association Insurance Fund.

Item 7.   Financial Statements and Exhibits.

          The following exhibit is filed as part of this Current Report on Form 8-K.

          Exhibit No.                          Exhibit

             99                           Press Release dated
                                          March 20, 1997


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AMSOUTH BANCORPORATION



                                             By: /s/ Carl L. Gorday
                                                 -------------------------------
                                                 Carl L. Gorday
                                                 Assistant Secretary

Date:   March 27, 1997